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                                                                    Exhibit 16.1

                               September 23, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re: Franklin Wireless Corp.
Commission File No. 0-11616

Dear Sirs/Madams:

This letter is delivered by Choi, Kim & Park, LLP in connection with the filing by Franklin Wireless Corp. with the Securities and Exchange Commission of a Current Report on Form 8-K.

We have reviewed the contents of Item 4.01 of such Current Report on Form 8-K and agree with the statements contained therein.


Yours truly,


/s/ Choi, Kim & Park, LLP

Choi, Kim & Park, LLP